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                                                                    Exhibit 10.7

                               October 15, 1998

                               SERVICE AGREEMENT

                                    between

                         HALLIDAY JONES SALES LIMITED
                               as (the Company)

                                      and

                                 JEREMY STONE



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THIS SERVICE AGREEMENT (the "Agreement") is made and entered into by and between
Halliday Jones Sales Limited (the "Company") and Jeremy Stone of 20 Miller
Close, Langstone, Gwent NP6 2LE (the "Executive"), (the Company and the
Executive are collectively referred to as the "Parties and each a "Party").

                                   WITNESSETH

WHEREAS, the Company desires to employ the Executive and the Executive hereby agrees to be employed by the Company, on the terms and conditions set out in this Agreement (the "Appointment").

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

I.        Date

The date of this Agreement is [               ] October 1998.

II.       Title and Duties

2.1 The Executive shall serve the Company as a Managing Director on the terms of this Agreement.

2.2 During the Term (as hereinafter defined) the Executive will perform such duties and exercise such powers as may from time to time lawfully and reasonably be assigned by the Board, subject to approval by the President of Snyder Communications, Inc. ("SNC"), or her designee (the "Services").

          In the provision of the Services, the Executive will:

          (a) use his best efforts to promote the interests and welfare, and maintain the goodwill, of the Group Companies and of SNC and its other subsidiary companies consistent with the fiduciary obligations of the Executive to the Group Companies;

          (b)       well and faithfully serve the Group Companies;

          (c) devote the whole of his time and attention and the full benefit of his knowledge, skills and expertise in the proper performance of his duties during such hours as he is required to work pursuant to the Company Policy; and

          (d) comply with all lawful directions from time to time given to him by the Board and/or pursuant to the Company Policy.

2.3       The Executive will report to Michele Snyder.

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III.      Effective Date and Termination

3.1 The Executive's continuous period of employment will begin on the date of this Agreement. No period of employment with any previous employer counts towards the Executive's continuous period of employment.

3.2 The Appointment will continue on the terms of this Agreement from the date of signature hereof (the "Effective Date") until terminated by the Executive giving to the Company not less than three (3) months' notice in writing or by the Company giving to the Executive not less than three (3) months' notice in writing, unless otherwise provided in this Agreement (the "Term").

IV.       Salary, Benefits and Holiday

          Salary

4.1 The Executive's salary is (pound)150,000 per annum or such other annual rate as may from time to time be agreed in writing for each year during the Term (the "Salary"). The Salary shall be subject to annual review on each anniversary hereof and may be increased in the sole discretion of the Board, subject to the approval by the President of SNC or her designee.

4.2       The Salary will:

          (a) accrue from day to day and be payable by equal monthly installments in arrears by not later than the last working day or each month;

          (b) be inclusive of any other fees or remuneration of any description which the Executive might be entitled to receive from any Group Company or any other company or association in which he holds office by virtue of the Appointment; and

          (c) be paid by credit transfer to the account nominated by the Executive in writing from time to time.

 4.3 The Executive hereby authorises the Company to deduct from any remuneration accrued and due to him under the terms of this Agreement (whether or not actually paid during the Term) or from any pay in lieu of notice:

          (a) any overpayment of salary or expenses or payment made to the Executive by mistake or through any misrepresentation;

          (b)       any debt owed by the Executive to the Company; and

          (c) any other sum or sums which may from time to time be required or authorised pursuant to Section 13 of the ERA.

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          Benefits

 4.4 The Executive shall also be entitled to those insurance, retirement and other benefits included in the Company Policy.

          Bonus

 4.5 The Executive shall be entitled to a discretionary bonus to be determined by the President of SNC or her designee. The bonus shall in no event be higher than (pound)60,000.

          Holiday

4.6 In addition to the usual public and bank holidays, the Executive shall be entitled to 25 days' paid holiday in each complete holiday year worked (and pro rata for part of each holiday year worked) pursuant to the Company Policy.

          SNC Stock Options

4.7 It is agreed that with effect from the date of this Agreement the Executive shall be granted 100,000 options over registered SNC stock upon the terms of the SNC stock option plan. The exercise price will be the closing price of SNC stock on the New York Stock Exchange as at the close of business on the Date of Grant. The options so granted shall vest and become exercisable over a four year period with 25% being exercisable at the end of each completed year of service during such period. All vested options must be exercised within 90 days of the Termination Date otherwise they shall lapse. Any unvested options shall lapse on the Termination Date. The "Data of Grant" shall be the date upon which the Executive commences his employment with the Company.

V.        Expenses

5.1 The Company will reimburse the Executive any reasonable travelling, hotel, and other out-of-pocket expenses which the Executive properly and necessarily incurs in the course of the Appointment upon presentation by the Executive of documentation, expense statements, vouchers, and/or such other supporting information as the Company may reasonably request. The decision of the Board as to what constitute "properly incurred expenses" shall be conclusive.

5.2 Any credit card supplied to the Executive by the Company shall be used solely for expenses incurred by him in the course of the Appointment.


VI.       Place of work

The Executive will be based at the Company's offices Located at Network House, Basing View, Basingstoke, Hants and at RDL House, Hyde Street, Winchester, Hants. However, the Company reserves the right at any time on giving reasonable notice to transfer the Executive to any Group Company located in the United Kingdom from time to time to perform similar services, whether on a permanent or temporary basis, subject to the

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Company paying and reimbursing the Executive for all reasonable relocation costs and expenses. The Executive will be consulted and his views sought in advance of any temporary or permanent transfer.


VII.      Non-Competition

7.1 Except as provided specifically in this Section VII, the Executive agrees that for a period commencing on the Effective Date and ending on the second anniversary of the Termination Date, the Executive will not, except as otherwise provided in this Agreement, engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant, shareholder, partner, officer or in any other capacity whatsoever, in the conduct or management of, or own any shares or any other equity investment in or debt of, any business which competes with any business conducted by any of the Group Companies with which the Executive has had dealings during the 12 months prior to the Termination Date (the "Non-compete Term").

7.2 During the Non-compete Term, the Executive will not, for the Executive's benefit or for the benefit of any person or entity other than the Group Companies, approach, solicit, or assist any person or entity other than any of the Group Companies, to solicit any officer, director, executive or employee of any of the Group Companies to leave his employment, whether or not such person would commit any breach of his contract of employment or of the terms of his engagement by reason of so leaving the service of any Group Company.

7.3 During the Non-Compete Term, the Executive will not approach, deal with, offer goods or services to, accept custom from or entice away any person, firm or company who at the Termination Date (or at any time during twelve months prior to the Termination Date) was a client, customer, supplier, agent or distributor of any Group Company or, for any such purpose, solicit or interfere with any person, firm or company who at the Termination Date shall be doing (or, at any time during twelve months prior to the Termination Date, shall have done) business with any Group Company and in each case with whom the Executive (or any other employee on his behalf or under his instruction) has been actively engaged or involved by virtue of his duties hereunder, provided that nothing contained in this paragraph shall prohibit the Executive from carrying out any activities which are not in competition with any part of the business of any Group Company with which the Executive was involved in the period of twelve months prior to the Termination Date.

7.4 The Executive shall not, at any time after the Termination Date, either on his own behalf or on behalf of any other person, firm or company directly or indirectly represent himself as being in any way connected with or interested in the business of any Group Company (other than as a consultant or a member if such is the case) or use any name which is identical or similar to or likely to be confused with the name of any Group Company or any product or service produced or provided by any Group Company.

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 7.5      Nothing in this Agreement shall be deemed to prohibit the Executive from owning equity or debt investments in any company, partnership or other entity which competes with any Group Company, provided that such investments (a) are passive investments and constitute five percent or less of the outstanding equity or debt securities of such entity the equity securities of which are traded on an investment exchange or other public market, or (b) are approved by the Board.

 7.6 The Executive agrees that the Company's remedies at law for breach or threat of breach by the Executive of the provisions of this Section VII or Section VIII below may be inadequate, and that the Company shall be entitled to an injunction or injunctions to prevent breaches of such provisions and to enforce specifically such provisions, in addition to any other remedy to which the Company may be entitled at law or in equity.

 7.7      The Executive acknowledges and agrees:

          (a) the markets served by the Group Companies are international in scope and are not dependant on the geographic location of executive personnel or the businesses by which they are employed; and

          (b) that each of the foregoing Clauses of this Section VII constitutes an entirely separate and independent restriction on him; and

          (c) that the duration, extent and application of each of the restrictions are reasonable and are no greater than is necessary for the protection of the interests of the Group Companies; and

          (d) that, if any such restriction shall be adjudged by any count of competent jurisdiction to be void on unenforceable as going beyond what is reasonable in the circumstances for the protection of the interests of the Group Companies but would be valid if part of the wording thereof was deleted and/or the period thereof was reduced and/or the area dealt with therefore was reduced the said restriction shall apply within the jurisdiction of that court with such modifications as may be necessary to make it valid and effective;

          (e)       that he has an obligation to draw the provisions of this
                    Section VII to the attention of any third party who may at any time during the Non-Compete Term offer employment to the Executive.


VIII.     Confidential Information

8.1 Without the prior written consent of the Company, the Executive agrees not to:

          (a) use or disclose, for his own benefit or for the benefit of any person or entity other than a Group Company, any Group Company's trade secrets or other Confidential Information, or

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          (b)       copy or reproduce in any form or by or on any media or allow others access to or to copy or reproduce any Confidential Information.


8.2 The Executive acknowledges that all Confidential Information at any time in his control or possession are and shall at all times be and remain the absolute property of the Group Companies and the Executive undertakes, both during and after the Term:

          (a) to exercise due care and diligence to avoid and prevent any unauthorised publication, disclosure, copying, reproduction or use of the Confidential Information;

          (b) at the direction of the Board, to deliver up all copies of all Confidential Information whether or not lawfully made or obtained and to delete Confidential Information from any document comprising a re-usable medium; and

          (c) to do such things and sign such documents at the expense of the Company as shall be reasonably necessary to give effect to this Clause 8.2 and/or to provide evidence that it has been complied with.

 8.3      The restrictions in this Section VIII:

          (a) will not restrict the Executive from disclosing to a proper recipient any Confidential Information which the Executive is required to disclose by law or any order of the court or any relevant regulatory body, provided that the Executive shall have given prior written notice to the Company and SNC of the requirement and of the information to be disclosed and allowed the Company and SNC an opportunity to comment on the requirement before making the disclosure; and

          (b) will not apply to Confidential Information which is or which comes into the public domain otherwise than as a result of an unauthorised disclosure by the Executive or any other person who owes any Group Company an obligation of confidentiality in relation to the information disclosed.

8.4       The Executive agrees that the restrictions set out above in this
          Section VIII are in addition to and shall not affect all other express and implied duties of confidentiality owed by the Executive to the Group Companies and shall survive the termination or expiry (howsoever arising) of the Appointment.

IX.       Inventions

9.1 It is agreed that the duties of Executive are such that it might reasonably be expected that Inventions might result from the performance by the Executive of his duties hereunder.

9.2 The whole interest of the Executive in all Inventions (other than Employee Inventions) shall, as between the Executive and the Company, become the

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          property of the Company to hold the same as beneficial owner thereof without any payment to the Executive therefor (except to the extent provided in Section 40 of the Patents Act 1977) other than agreed emoluments and reimbursement of out-of-pocket expenses.

9.3 The Executive shall promptly communicate (irrespective of the termination of the Appointment) to the Company full particulars of all Inventions (whether or not Employee Inventions) and, if any of the Inventions (other than Employee Inventions) are capable of being protected by any Registrable Rights, the Company shall decide whether and where applications shall be made for such Registrable Rights in respect of the same.

9.4 All Registrable Rights in Inventions (other than Employee Inventions) shall be applied for and taken out solely at the Company's discretion and expense and in the name of the Company or a subsidiary of the Company or, if the Company shall require, in the joint names of the Executive and the Company. The Executive shall concur in applying for the same and shall (at the Company's expense) and whether or not during the continuance of the Appointment prepare or assist in the preparation of all such drawings, specifications, models and designs as may be necessary and give every assistance in his power to procure the grant of such Registrable Rights and to maintain the same.

9.5 On the request of the Company the interest of the Executive in Registrable Rights in Inventions (other than Employee Inventions) shall be unconditionally assigned by him to the Company or as the Company may direct. If appropriate in the circumstances, the Executive hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to execute and do any such instrument or do any thing and generally to use his name for the purpose of giving to the Company the full benefit of the provisions of this Section IX.

9.6 If any Invention is or may be an Employee Invention the Executive shall negotiate in good faith with the Company with a view to the Company acquiring all or any right, title and benefit in such Employee Invention. Until the Company has, in writing, declined to negotiate or acquire such Invention or the expiry of six months from the date of such communication, whichever is the sooner, the Executive shall not jeopardise the grant of any Registrable Rights on such Invention by any public or non-confidential disclosure or use of such Invention.

9.7 If the Company shall at any time make an award or give any other form of recognition or benefit to the Executive in respect of an Invention this shall not be deemed to be construed in any way as a waiver or diminution of the Company's rights under this Agreement.

9.8       The covenants imposed on the Executive by Clauses 9.4, 9.5, 9.6 and
          9.7 of this Section IX shall bind the Executive both during and after the Appointment and shall be binding upon the personal representatives of the Executive in the event of his death.

9.9 The prosecution and maintenance of all Registrable Rights arising from Inventions (other than Employee Inventions) or from the Company's Inventions

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          the rights to which have been acquired by the Company or on behalf of the Company from the Executive, shall (subject to any agreement to the contrary) be for the Company to decide in its absolute discretion.

X.        Termination and Suspension

10.1 The Company may terminate the Appointment under this Agreement in the event of the Executive's death, permanent disability or discharge for "Cause" (as hereinafter defined).

          For purposes of this Agreement "Cause" shall mean (a) the Executive's continued and deliberate failure to perform his duties, in a manner substantially consistent with the manner prescribed by the Chairman of the Company or the President of SNC (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), which failure continues for ten days following his receipt of written notice from the Chairman of the Company or the President of SNC specifying the manner in which the Executive is in default of his duties, (b) the Executive being guilty of conduct or having permitted or suffered events tending in the reasonable opinion of the Board to bring any Group Company into disrepute (or bring himself into disrepute in circumstances which have a material adverse effect on any Group Company), (c) the Executive having committed any fraud or dishonesty or been convicted of a criminal offence other than an offense which in the reasonable opinion of the Board does not materially affect his ability to carry out his duties, (d) the circumstances described in Clause 10.4 below relating to death and disability having occurred, in which case such provisions shall become applicable, (e) the Executive having become prevented by an applicable law or regulation from performing any of his duties, (f) the Executive having committed an act of bankruptcy, claimed the benefit of any Act for the time being in force for the relief of insolvent debtors or proposed or made any arrangement or composition with his creditors or the Executive having become of unsound mind or a patient as defined in either Section 112 or Section 145 of the Mental Health Act 1983 or been admitted to a hospital in pursuance of an application made under
          Part 11 of that Act.

10.2 In case the Executive's discharge is for "Cause" the Appointment may be terminated by the Company with immediate effect, and the Executive shall be entitled only to the Salary and benefits up to the end of the month during which the Termination Date occurs.

10.3 Unless otherwise provided in this Agreement, the Company shall continue to pay the Salary and benefits up until and including the Termination Date. In addition, if the Executive's termination is involuntary and is not for "Cause", the Executive shall be entitled to receive the Salary provided herein for a period equal to the lesser of (i) six months or (ii) the period remaining in the Term hereof, but in no event less than three months.

10.4 If, during the Term, the Executive is unable to perform his duties by reason of disability or impairment of health for at least six (6) consecutive calendar months, the Company may terminate the Appointment by giving not less than 60 days written notice to that effect, but only if at the time such notice is given such

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     disability or impairment is still continuing. Following the expiration of such notice period, the Appointment shall terminate with the payment of the Salary for the month in which notice is given. If there is a dispute between the Parties hereto as to whether the Executive is disabled or the duration of any disability, either Party hereof may request that the Executive be examined by a medical doctor selected by mutual agreement of the Parties, and the written medical opinion of such doctor shall be conclusive and binding upon each Party hereto as to whether the Executive has become disabled and the date when such disability arose. The cost of any such medical examination shall be borne by the Company.

10.5 If the Executive should die during the Term, the Company will pay to his estate the Salary up to the end of the month in which the death occurred, at which time the Term shall terminate without further notice. Nothing in this Agreement shall impair or otherwise affect any rights and interests the Executive may have under any compensation plan or arrangement of the Company which may be adopted by the Board.

10.6 The Appointment shall in any event automatically cease and terminate (if not already terminated) upon the day on which the Executive attains the age of sixty five years.

10.7 The Executive shall, without prejudice to any claim he may have arising out of the termination of the Appointment, forthwith following the Termination Date at the request of the Board and without further claim for compensation resign as a director of the Company and from all appointments and offices held by him with any Group Company and with any company or association which he holds as a representative of any Group Company and, if he fails to do so, the Company is irrevocably authorized by the Executive to appoint some person in his name and on his behalf to execute such documents and to do such other things as are reasonably necessary to give effect to such resignations.

10.8 A Group Company shall not be obliged to provide work to the Executive at any time after notice of termination shall have been given by either Party under any of the provisions of this Agreement and the Company may, in its discretion, take any one or more of the following steps in respect of all or part of an unexpired period of notice:

     (a) assign the Executive to other duties provided the Executive's general standing and reputation are not materially adversely affected; or

     (b) withdraw any powers vested in, or duties assigned to, the Executive provided the Executive's general standing and reputation are not materially adversely affected.

10.9 Upon termination of the Appointment for whatever reason the Executive will deliver to the Company all keys, books, documents, papers, materials, credit cards and other property relating to the business of the Company which may then be in his possession or under his power or control, and not retain any copies, extracts or notes of any of the same.

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10.10  The Executive shall have no claim against the Company in respect of the termination of the Appointment:

       (a) by reason of the liquidation of the Company for the purposes of amalgamation or reconstruction or as part of any arrangements for the amalgamation or demerger of the undertaking of the Company not involving liquidation provided that the Executive shall have been offered employment with the amalgamated or reconstructed or de-merged company or companies on terms no less favourable to him than under the Appointment; or

       (b) in relation to any provision of the Company's or SNC's stock option plan which has the effect of requiring the Executive to sell, transfer or give up any shares, securities, options or rights at any price or which causes any options or other rights granted to him to become prematurely exercisable or to lapse.

10.11 The Executive shall not at anytime after the termination of this Agreement for any reason whatsoever represent himself as being in anyway connected with the business of the Company or any Group Company.

XI.    Grievance and Disciplinary Procedures

11.1 If the Executive has any grievance relating to the Appointment he may seek redress orally or in writing by referring the grievance to the Board.

11.2   All disciplinary matters will be dealt with by the Board.

XII.   The Employment Rights Act 1996 (ERA)

12.1 This Agreement contains the particulars required to be given under Sections 1 and 3 of the ERA to the intent that, as of the date of this Agreement, the Company shall not be required to deliver to the Executive a separate written statement pursuant to Section 1 of the ERA.

12.2 In the event of the termination of the Appointment by expiry of the period specified in Section 10 of this Agreement, Section 9 of the ERA shall be excluded.

XIII.  Executive Representations and Undertakings

13.1   The Executive represents and warrants that:

       (a) he is not a party to any agreement, contract (whether of employment or otherwise) or understanding which would in any way restrict or prohibit him/her from undertaking or performing any of the duties of the Appointment in accordance with this Agreement; and



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      (b)   there are no circumstances in existence at the date hereof that would entitle the Company to terminate the Appointment under the Agreement for "Cause".

13.2 The Executive undertakes not to disclose or communicate any terms of the Appointment to any other employee of any Group Company or to any third party (other than for the purpose of obtaining professional advice).

XIV.  The Company as Trustee

The Executive hereby agrees that the Company shall act as a Trustee of SNC and may enforce, on behalf of SNC, any rights SNC may have under this Agreement.

XV.   Notices

All notices, consents and other communications required or permitted to be given under this Agreement shall be in writing and delivered by hand delivery, by overnight courier or by facsimile (and if by facsimile, with a copy to follow within one business day by hand delivery or overnight courier), expense prepaid, if to the Executive at the address of the then principal office of the Company, if to the Company at the address of the then principal office of the Company, Attention: Company Secretary, and if to SNC at 2 Democracy Center, 6903 Rockledge Drive, Bethesda, MD 20817, Attention: President. Any notice so given shall be deemed received when delivered by hand or overnight courier or when the sender's facsimile machine indicates receipt by the recipient's facsimile machine. A change of address to which notices are to be sent may be given in the manner for providing notice.

XVI.  Entire Agreement

This Agreement, which contains or provides for all the terms of employment of the Executive, is in substitution for all existing contract(s) of employment between any Group Company and the Executive (whether written, oral or governed by a course of dealings) which shall terminate with effect from the Effective Date.

XVII. Severability

Should any provision of this Agreement be determined to be unenforceable or prohibited by any applicable law, such provisions shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition without invalidating the balance of such provision or any other provision of this Agreement, any such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


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XVIII. Amendments

No amendment, change or addition to the terms of this Agreement shall be effective or binding on either Party unless reduced to writing and signed by or on behalf of both Parties.

XIX.   No Waiver

The waiver, express or implied, by either Party of any right under this Agreement or any failure to perform or breach by the other shall not constitute or be deemed a waiver of any other right under this Agreement or of the same right on another occasion.

XX.    Assignment

The Executive may not assign his rights and obligations under this Agreement. The Company's rights and obligations under this Agreement are not assignable except as incident to a change of control transaction. In the event of any such assignment by the Company, all rights and obligations of the Company under this Agreement shall inure to the benefit of the assignee or the successor to the Company.

XXI.   Governing Law

This Agreement is governed by and is to be construed in accordance with the laws of England and the Parties hereby submit to the non-exclusive jurisdiction of the High Court of Justice of England and Wales.

XXII.  Interpretation

1 In this Agreement, unless the context otherwise requires, the following expressions have the meanings set out below:

       "Board"
       the board of directors of the Company for the time being (including any committee of the Board):

       "Company Policy"
       means the written policy of the Company relating to certain employment matters, as amended from time to time, the current version of which is attached hereto as Schedule 1;

       "Confidential Information"
       includes by way of example, Know-how, business secrets or methods, business policies, manuals of instructions, sales targets and statistics, market share and pricing statistics, reports, advertising and promotional material, computer programs (including documentation of such programs), research, lists, names of customers, personnel

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Information, or supplier lists or other information of a similar nature to the extent not available to the public, and plans for future development, whether or not patented, copyrighted or otherwise protected under applicable law. Confidential information shall also include documents, disks, memory, notebooks, tapes or any other medium, whether or not eyereadable, on which Confidential Information may from time to time be referred to, written, held or recorded;

"Employee Inventions"
means any invention to which Section 39(2) of the Patents Act 1977 applies;

"ERA"
the Employment Rights Act 1996;

"Group Company"
the Company and any company which is a subsidiary or subsidiary undertaking of the Company and references to the "Group Companies" shall be construed accordingly;

"Inventions"
means any discovery, formula, process or improvement, trade mark, service mark, business name, copyright, design, plan, drawing, specification or device of whatever nature which relates to or is useful in connection with the business or any product of a Group Company and is invented, developed, devised or otherwise acquired by the Executive (whether alone or jointly with any other person) during the continuance of his Appointment;

"Know-how"
information (including without limitation that comprised in formulae, specifications, designs, drawings, component lists, databases, software (or pre-cursor documents), manuals, instructions and catalogues) held in whatever form relating to the creation, production or supply of any products or services by any Group Company, or by or to any of the suppliers, customers, partners or joint ventures of any such company;

"Registrable Rights"
means patents, registered designs, utility models, trade marks, service marks or any other intellectual property rights created by registration (whether in the United Kingdom or elsewhere).

"Termination Date"
the date of termination or expiration of the Executive's Appointment howsoever occurring, pursuant to this Agreement.

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

2 The expressions "subsidiary" and "holding company" have the meanings given to them by Sections 736 and 736A of the Companies Act 1985, the expressions "parent undertaking" and "subsidiary undertaking" have the meanings given to them by Sections 258 and 259 of the Companies Act 1985 and the expression "financial year" has the meaning given by Section 223 of the Companies Act 1985.

3 References to any enactment are to be construed as referring also to any amendment, enactment or re-enactment thereof (whether before or after the date hereof), and to any previous enactment which such enactment has replaced (with or without amendment provided that the amendment does not change the law as at the date hereof) and to any regulation or order made thereunder.

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned on the date first above written.



Halliday Jones Sales Limited

/s/ Signature appears here
---------------------------
By:
Title:

Executive


/s/ Signature appears here   10/15/98
---------------------------

                                  SCHEDULE 1

                         Halliday Jones Sales Limited

                    Company Policy for Executive Personnel

* Terms not otherwise defined herein shall have the meaning set out in the appropriate employment or service agreement.

I.      Hours of Work and Holidays
        --------------------------

        A. The Executive's hours of work shall be such hours as may be reasonably required for the proper performance of his duties.

        B. Holiday shall be taken at times agreed with and approved by the Board in advance.

        C. The Executive's holiday entitlement shall accrue pro rata (to the nearest whole day) to the proportion of a holiday year worked. The Company's holiday year runs from 1 November to 31 October in each year. In the year in which he joins the Company the Executive shall be entitled to the appropriate pro rata holiday entitlement.

        D. During the Term, untaken holiday entitlement may, with the written approval of the Board, be carried forward from one holiday year to the next. There will be no payment in lieu of any untaken holiday entitlement except in the year of termination of the Appointment when the following provisions shall apply. In the year of termination the Executive will be entitled to holiday pro rata to the period of the holiday year worked (rounded up or down to the nearest whole day). If the Executive has any untaken holiday entitlement he will be paid in lieu at the end of the Appointment. If the Executive has at the date of termination of the Appointment taken more than his holiday entitlement for that holiday year the Company will be entitled to make an appropriate deduction from his final Salary payment.

II.     Sickness
        --------

        A. The Executive is entitled to be paid during any period of absence from work due to sickness or injury, subject to the relevant provisions of the appropriate employment or service agreement.

        B. If the Executive is absent from work as a result of sickness or injury he is required to notify the Company by telephone on the first morning of his absence or as soon as reasonably practicable thereafter. If the Executive is absent from work as a result of sickness or injury for more than two consecutive working days he should complete a self-certification sickness form on his return and deliver it to the Company. A medical certificate signed by a practising medical practitioner must be promptly submitted to the Company if the Executive is absent from work as a result of sickness or injury for more than seven consecutive days. Thereafter the Executive should submit a Further certificate at agreed intervals during the whole period of his absence. The Company reserves the right to call for medical certificates to cover absences of less than seven days.

      C. The Company will, subject to the receipt of the appropriate certificate(s) in accordance with sub-Section IIB, continue to pay the Executive at his normal rate of pay during any periods of absence through sickness or injury up to an aggregate maximum of six (6) months in each twelve month period, but shall not be required to pay the Executive any salary or other remuneration for any further periods of such absence in any calendar year, although it may at its discretion do so.

      D. Statutory Sick Pay ("SSP") will be paid by the Company where appropriate in accordance with the legislation in force at the time of absence. All payments made pursuant to sub-Section IIC above are deemed to include SSP.

III.  Pensions and Insurance
      ----------------------

      A. The Company shall provide and maintain on behalf of the Executive, his spouse and any dependent children membership in a health insurance scheme or any other scheme providing equivalent benefits. The Executive shall also be entitled to a free health check every two years.

      B. The Company may deduct from any amount payable to the Executive a sum equivalent to any income benefit which the Executive is entitled to receive in consequence of sickness or accident under any National Insurance Scheme or health insurance scheme for the time being in force.

      C. The Executive may elect to contribute either five or ten percent. of his salary into the group personal pension scheme the Company has arranged with Scottish Equitable. If the Executive so elects, the Company shall make a further contribution to the scheme equal to five per cent of the Executive's salary.

      D. The Executive shall be entitled to participate in the Company's insured death in service benefit scheme subject to the terms and conditions of such scheme.

IV.   Company Car
      -----------

      A. The Executive shall be provided with a vehicle to assist the Executive in the performance of his duties. The initial vehicle shall be a Lexus LS400 or equivalent make or model. The expenses of taxing, insuring, repairing, maintaining and the expense of running any such vehicle for both business and private use shall be borne by the Company. The Executive agrees to take good care of the vehicle, to ensure it is regularly maintained and to immediately report any damage to the Company. The Executive will acquaint himself with, and ensure the vehicle is used in accordance with, any insurance limitations on the use of the vehicle. A new vehicle will be supplied to the Director after 3 years or in accordance with the Group's agreed leasing contract hire scheme. The vehicle may be used by persons other than the Executive with the Executive's permission and provided that such use is in compliance with the Company's motor insurance policy covering the vehicle. The Executive shall not authorise any person to use the motor car who is not in possession of a valid driving licence. The Company reserves the right to vary the terms and/or rules regarding Company vehicles. The Executive shall abide by the Company's car scheme rules in force from time to time.

V.      Disciplinary Rules
        ------------------

        A. The Company's usual disciplinary rules will apply to the Appointment except as otherwise expressly provided in the appropriate employment or service agreement.

        B. If the Executive is dissatisfied with any disciplinary decision relating to him or he seeks redress of any grievance relating to his employment then the Executive may apply either orally or in writing to such director as the Board may have nominated to consider and act upon the application.

        C. The Company shall be at liberty at any time and at its own discretion to vary in a reasonable way the rules and procedures referred to in this Schedule.